UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2007

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Community Bancorp. (the “Company”) (OTCBB: CMTV) and LyndonBank (Pink Sheet: LYSB), a Vermont-chartered commercial bank headquartered in Lyndon, Vermont, jointly announced that they have entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which LyndonBank will merge with and into the Company’s wholly-owned subsidiary, Community National Bank (“CNB”), with CNB surviving the merger.  Headquartered in Lyndonville, Vermont, LyndonBank had total assets of approximately $159.6 million at June 30, 2007 and serves customers in northern Vermont through 7 banking offices.

The transaction, approved by the Boards of Directors of both companies, is valued at approximately $26.7 million.  The terms of the Agreement call for LyndonBank’s 1,058,131.6 outstanding shares of common stock to be converted into the right to receive a cash payment of $25.25.  Following the merger, it is expected that one person currently serving as a LyndonBank director will be appointed to the Board of Directors of CNB.  The parties expect that the transaction will close at or near year end 2007.

The combined institution will serve customers through a network of full service branches in northern and central Vermont, with LyndonBank branches becoming branches of Community National Bank.

The transaction is subject to customary closing conditions, including approval by the shareholders of LyndonBank, as well as required regulatory approvals from banking agencies, including the Office of the Comptroller of the Currency and the Vermont Department of Banking, Insurance, Securities and Health Care Administration.

The Agreement also contains usual and customary representations, warranties and covenants.  The assertions contained in the representations and warranties made by the parties to each other are as of specified dates and were made solely for purposes of the contract between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of those provisions.

The Company expects to issue up to $15 million in trust preferred securities prior to completion of the merger, subject to review by the Federal Reserve Bank of Boston.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this report, and is incorporated by reference in its entirety.

A copy of the press release announcing execution of the Agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements, Proforma Financial Information and Exhibits.

(d)	Exhibits.

The following exhibits are included in this report:

Exhibit 2.1 - Agreement and Plan of Merger, dated as of August 1, 2007, by and among Community Bancorp., Community National Bank and LyndonBank.
Exhibit 99.1 - Press release dated August 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: August 1, 2007	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Operating Officer (Chief Financial Officer)